UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-418-9300
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 15, 2009, Savient Pharmaceuticals, Inc. (the “Company”) announced the closing of its previously announced underwritten public offering. Prior to closing, the underwriters exercised in full their option to purchase an additional 645,000 shares of common stock. As a result, the Company sold a total of 4,945,000 shares of its common stock at a price to the public of $13.29 per share. After underwriting discounts and commissions and estimated offering expenses, the Company received net proceeds of approximately $60.9 million. The Company’s press release dated October 15, 2009 announcing the closing of the offering is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Press Release of the Company dated October 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.
Date: October 15, 2009	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated October 15, 2009.